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                                                                     EXHIBIT 5.1


                    [LEWIS, RICE & FINGERSH, L.C. LETTERHEAD]




                                 March 27, 2001


RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, MO  63103

         Re: Issuance of 4,600,000 Shares of Common Stock pursuant to Registration Statement of Form S-1

Ladies and Gentlemen:

         We have acted a counsel to RightCHOICE Managed Care, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (the "Registration Statement") on Form S-1 (Registration No. 333-_________) relating to the public offering of an aggregate of 4,025,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"). Of the 4,025,000 Shares, 750,000 shares (the "Company Shares") are being offered by the Company and 3,275,000 shares, including 525,000 shares subject to an over-allotment option (the "Selling Stockholder Shares"), are being offered by the selling stockholder.

         In so acting, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based on the foregoing, we are of the opinion that (i) the Company Shares have been duly authorized and, when sold and paid for as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares have been duly and validly issued and are outstanding, fully paid and non-assessable.

         We render the foregoing opinion as members of the Bar of the State of Missouri and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL and the applicable provisions of the Delaware Constitution.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Station. In giving this Consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.


                                            Very truly yours,



                                            /s/ Lewis, Rice & Fingersh, L.C.
                                                Lewis, Rice & Fingersh, L.C.